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                                  EXHIBIT 5.1

         Opinion and Consent of Paul, Hastings, Janofsky & Walker, LLP
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                                 LAW OFFICES OF

               [PAUL, HASTINGS, JANOFSKY & WALKER LLP LETTERHEAD]
      A LIMITED LIABILITY PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS

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                          ATLANTA, GEORGIA 30308-2222

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                             INTERNET www.phjw.com

                                    --------

                         ROBERT P. HASTINGS (1910-1996)
                                     COUNSEL
                                  LEE Q. PAUL
                              LEONARD S. JANOFSKY
                               CHARLES M. WALKER

                                 March 24, 1999




Lahaina Acquisitions, Inc.
102 South Tenth Street
Fernandina Beach, FL 32034

     Re:  Lahaina Acquisitions, Inc.
          Registration Statement on Form S-1
          Registration File No. 333-74607

Gentlemen:

     We have acted as your counsel in connection with the preparation of Registration Statement No. 333-74607 on Form S-1 (the "Registration Statement") filed by you with the Securities and Exchange Commission with respect to an offering by certain of your security holders of up to 2,100,000 shares of Common Stock (the "Shares"), no par value per share, to be issued upon the conversion of outstanding convertible debt and warrants. In so acting, we have examined original, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials, and of such other documents as we have deemed relevant. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents.

     Based on the foregoing, we are of the opinion that:

     1. Lahaina Acquisitions, Inc. is a corporation duly incorporated and validly existing in good standing under the laws of the State of Colorado.

     2. The Shares, when issued and sold upon the terms described in the Registration Statement, will be validly issued and outstanding, fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to reference to us in the prospectus under the caption "Legal Opinions." In giving this consent, we do no admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations of the Commission.


                                    Best regards,

                              PAUL, HASTINGS, JANOFSKY & WALKER LLP



                              BY:   /s/ Wayne Shortridge
                                 ----------------------------------
                                   Wayne Shortridge
                                   Partner